SkyWay Announces Successful Initial Flight Test of Second Generation Airborne
Radio

CLEARWATER, Fla.--(BUSINESS WIRE)--October 19, 2004--SkyWay Communications
Holding Corp. (OTCBB: SWYC - News), and its wholly owned subsidiary, Sky Way
Aircraft Inc., announced today successful phase-one Air-to-Ground (ATG) and ISM flight tests utilizing their new second generation airborne radio. The second generation radio, which has been under SkyWay development for the last 3 months, connects to SkyWay's In-Flight Broadband Communication (IBC) system using a new modulation, 16 QAM (Quadtrative Amplitude Modulation). QAM enables data transmission at approximately twice the rate of standard pulse amplitude modulation (PAM) without any degradation in the bit error rate (BER) which, in turn, allows the transmission of the data collected to be passed at an increased rate utilizing less RF spectrum.

During the testing, SkyWay operated under the requirements of their temporary
FCC license, and successfully tested within their assigned Air-to-Ground (ATG)
and ISM frequency bands, without causing any interference to existing users. The internally verified tests were conducted at commercial aircraft speed at both high and low altitudes.

According to Mr. Frank Hansen, Vice President of Aircraft Operations, "Our DC-9,
"Stars & Stripes" enabled us to evaluate a newly developed SkyWay radio link management protocol algorithm. We were able to assemble and disassemble RF links more efficiently, decrease packet errors significantly and increase our distance of operation while reducing the RF power consumption by half. The successful test of SkyWay's second generation radio is a significant step in the process of getting our product to market."

Mr. Brent Kovar, President of SkyWay Communications Holding Corp. stated "The successful ISM performance testing of the second generation radio is a giant step in the right direction. We are planning to add several new applications to our system as we prepare to install our In-Flight Broadband Connection (IBC)
commercially. I am confident these test results will truly impress those in our industry who are seeking high-speed Air-to-Ground connectivity."

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation and SkyWay. is a Clearwater, Florida
based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the
U.S. using technology that provides a broadband high-speed data transmission.
SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Steve Klein, VP Investor Relations (727) 535-8211 x 2480 OR
www.skywayaircraftsecurity.com for additional information